Exhibit 10.13

SUPPLEMENT NO. 2 dated as of March 1, 2010 (this “Supplement”), to the Intercreditor Agreement dated as of May 1, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among SEAGATE TECHNOLOGY INTERNATIONAL, an exempted limited liability company organized under the laws of the Cayman Islands (the “Issuer”), SEAGATE TECHNOLOGY HDD HOLDINGS, an exempted limited liability company organized under the laws of the Cayman Islands (the “Borrower”), each subsidiary of the Borrower from time to time party thereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent for the First Priority Secured Parties (in such capacity, the “First Priority Representative”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent for the Second Priority Secured Parties (in such capacity, the “Second Priority Representative”).

A.  Reference is made to (a) the Credit Agreement dated as of April 3, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Seagate Technology, the lenders from time to time party thereto (the “Lenders”), JPMCB, as Administrative Agent, and the other agents party thereto and (b) the Indenture dated as of May 1, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, Seagate Technology, the Borrower, each subsidiary of the Borrower from time to time party thereto and the Second Priority Representative.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement and the Credit Agreement.

C.  The Borrower, the Issuer and the other Loan Parties have entered into the Intercreditor Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit.  Pursuant to Section 9.12 of the Intercreditor Agreement, each Subsidiary that is formed or acquired after the date of the Intercreditor Agreement, and that executes a Security Document, is required to execute the Intercreditor Agreement.  Section 9.12 of the Intercreditor Agreement provides that additional Subsidiaries may become Loan Parties under the Intercreditor Agreement by execution and delivery of an instrument in form and substance reasonably satisfactory to the First Priority Representative and the Second Priority Representative.  The undersigned Subsidiary (the “New Loan Party”) is executing this Supplement in accordance with the requirements of the Intercreditor Agreement (a) in order to induce the lenders under the Credit Agreement to make additional loans and issue additional letters of credit and as consideration for loans previously made and letters of credit previously issued and (b) as consideration for the notes previously issued pursuant to the Indenture.

Accordingly, the First Priority Representative, the Second Priority Representative and the New Loan Party agree as follows:

SECTION 1.  In accordance with Section 9.12 of the Intercreditor Agreement, the New Loan Party by its signature below becomes a Loan Party under the Intercreditor

Agreement with the same force and effect as if originally named therein as a Loan Party and the New Loan Party hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Loan Party thereunder.  Each reference to a “Loan Party” in the Intercreditor Agreement shall be deemed to include the New Loan Party.  The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Loan Party represents and warrants to the First Priority Representative, the First Priority Secured Parties, the Second Priority Representative and the Second Priority Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the First Priority Representative and the Second Priority Representative shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Loan Party, the First Priority Representative and the Second Priority Representative.  Delivery of an executed signature page to this Supplement by facsimile or Adobe .pdf transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 9.7 of the Intercreditor Agreement.  All communications and notices hereunder to the New Loan Party shall be given to it at the address set forth under its signature below, with a copy to the Borrower and the Issuer.

SECTION 8.  The New Loan Party agrees to reimburse each of the First Priority Representative and the Second Priority Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other

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charges and disbursements of its counsel (but subject to Section 9.03(a) of the Credit Agreement in the case of the First Priority Representative and Section 7.07 of the Indenture in the case of the Second Priority Representative).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the New Loan Party, the First Priority Representative and the Second Priority Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

SEAGATE HDD CAYMAN,

by
/s/ Kenneth M. Massaroni
	Name:	Kenneth M. Massaroni
	Title:	Director
Address:
920 Disc Drive
Scotts Valley, California 95066

[Signature Page to Supplement No. 2 to the Intercreditor Agreement]

JPMORGAN CHASE BANK, N.A.,
as First Priority Representative,

by
/s/ Sharon Bazbaz
	Name:	Sharon Bazbaz
	Title:	Vice President

[Signature Page to Supplement No. 2 to the Intercreditor Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Second Priority Representative,

by
/s/ Maddy Hall
	Name:	Maddy Hall
	Title:	Vice President

[Signature Page to Supplement No. 2 to the Intercreditor Agreement]